                                    FORM 8-K

                                 CURRENT REPORT


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 30, 2003

 COMMISSION        REGISTRANT; STATE OF INCORPORATION;           IRS EMPLOYER
FILE NUMBER           ADDRESS; AND TELEPHONE NUMBER           IDENTIFICATION NO.
-----------        -----------------------------------        ------------------
   1-9513                CMS ENERGY CORPORATION                  38-2726431
                        (A MICHIGAN CORPORATION)
                            ONE ENERGY PLAZA
                         JACKSON, MICHIGAN 49201
                             (517) 788-0550



   1-5611               CONSUMERS ENERGY COMPANY                  38-0442310
                        (A MICHIGAN CORPORATION)
                            ONE ENERGY PLAZA
                         JACKSON, MICHIGAN 49201
                             (517) 788-0550

ITEM 5.  OTHER EVENTS

PENSION PLAN CONTRIBUTION

CMS Energy Corporation ("CMS Energy") and Consumers Energy Company ("Consumers") provide a defined benefit pension plan ("Pension Plan") for their employees (as well as employees of certain former subsidiaries with respect to the periods that CMS Energy owned those subsidiaries). The substantial downturn in the equities markets through 2002 has reduced the value of the Pension Plan assets. The Pension Plan's Accumulated Benefit Obligation exceeded the value of these assets on December 31, 2002. Consequently, CMS Energy and the other participants were required, on that date, to recognize an additional minimum liability. On December 30, 2003 there was a contribution of $350 million to the Pension Plan. This contribution was in addition to the $210 million contributed to the Pension Plan in August 2003. As a result of the December 30, 2003 contribution, the value of assets now exceeds the Accumulated Benefit Obligation and the cumulative additional minimum liability charge of $262 million recorded in Other Comprehensive Income was reversed as of December 31, 2003. At December 31, 2003, after giving effect to the December 30, 2003 contribution, CMS Energy and its consolidated subsidiaries still had cash in excess of $450 million and available credit lines of approximately $590 million under various bank credit facilities.

SETTLEMENT LOSS FROM LUMP SUM PENSION PAYMENTS

Statement of Financial Accounting Standards No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and Termination Benefits ("SFAS No. 88"), requires a settlement loss to be recognized when the cost of all lump sum settlements paid during the year exceeds the sum of the service and interest costs for the same year. In 2003, a large number of retiring employees elected the lump sum payment option offered by the Pension Plan, instead of receiving pension benefits as an annuity over time. As a result, the amount of lump sum payments for 2003 exceeded the threshold sum. Therefore, in compliance with the requirements of SFAS No. 88, CMS Energy recognized a settlement loss of approximately $59.5 million ($38.7 million net of tax) in the fourth quarter of 2003.


ITEM 5 AND ITEM 12.  OTHER EVENTS/RESULTS OF OPERATIONS AND FINANCIAL CONDITION

UNREPORTED LOSS ON SALE OF PANHANDLE EASTERN PIPE LINE COMPANY

CMS Energy determined the net loss recorded in the second quarter of 2003 relating to the sale of Panhandle Eastern Pipe Line Company ("Panhandle"), reflected as Discontinued Operations, was understated by approximately $14 million, net of tax. The understatement occurred because CMS Energy did not recognize through its second quarter 2003 earnings an unrealized loss related to certain Panhandle interest rate hedging derivative instruments. Pursuant to Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, the unrealized loss was accounted for properly in Other Comprehensive Income.

Upon the sale of Panhandle, the unrealized loss should have been recognized through CMS Energy's second quarter 2003 earnings in Discontinued Operations as part of the loss reported on the sale of Panhandle. Therefore, loss from discontinued operations for the second quarter of 2003 will be $54 million, (or 38 cents per share). Loss from discontinued operations for the six months ended June 30, 2003 will be $27 million, (or 19 cents per share). For the nine months ended September 30, 2003 loss from discontinued operations will be $70 million (or 48 cents per share).

Further, the net loss in the second quarter of 2003 originally reported as $45 million (or 31 cents per share) would have been approximately $59 million (or 41 cents per share). For the six months ended June 30, 2003 reported net income of $34 million (or 24 cents per share) would have been approximately $20 million (or 14 cents per share). For the nine months ended September 30, 2003 the net loss originally reported as $43 million (or 29 cents per share) would have been approximately $57 million (or 39 cents per share).

CMS Energy will reflect these changes in Forms 10-Q/A for the periods ended June 30, 2003 and September 30, 2003 to be filed as soon as practicable.

This Form 8-K contains "forward-looking statements" within the meaning of the safe harbor provisions of the federal securities laws. The "forward-looking statements" are subject to risks and uncertainties. They should be read in conjunction with the "CMS ENERGY FORWARD-LOOKING STATEMENTS, CAUTIONARY FACTORS AND UNCERTAINTIES" found in Item 1 of CMS Energy's Form 10-K/A filed on July 1, 2003 for the Fiscal Year Ended December 31, 2002 and the "CONSUMERS FORWARD--LOOKING STATEMENTS, CAUTIONARY FACTORS AND UNCERTAINTIES" found in Item 1 of Consumers' Form 10-K for the Fiscal Year Ended December 31, 2002 (both incorporated herein by reference), that discuss important factors that could cause CMS Energy's and Consumers' results to differ materially from those anticipated in such statements.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



                                         CMS ENERGY CORPORATION

Dated:  January 22, 2004

                                         By:  /s/ Thomas J. Webb
                                              ----------------------------------
                                              Thomas J. Webb
                                              Executive Vice President and
                                              Chief Financial Officer



                                         CONSUMERS ENERGY COMPANY

Dated:  January 22, 2004

                                         By:  /s/ Thomas J. Webb
                                              ----------------------------------
                                              Thomas J. Webb
                                              Executive Vice President and
                                              Chief Financial Officer